Exhibit 10.1

Execution Copy

FIRST AMENDMENT to the

Amended and Restated Licensing Agreement

This First Amendment to the Amended and Restated Licensing Agreement made and entered into as of May 1, 2018, as amended from time to time (the “Agreement”), is made effective retroactively as of January 17, 2025 (the “Amendment”) by and between (i) SummerHaven Index Management, LLC (“SHIX”), a Delaware limited liability company with its principal place of business at 1266 East Main Street, Soundview Plaza, Fourth Floor, Stamford, CT 06902, (ii) United States Commodity Funds LLC (“USCF”), a Delaware limited liability company with its principal place of business at 1850 Mt. Diablo Blvd, Suite 650, Walnut Creek, CA 94596, (iii) solely with respect to Section 3(g)(iii) of this Agreement, SummerHaven Investment Management, LLC (“SHIM”), a Delaware limited liability company with its principal place of business at 1266 East Main Street, Soundview Plaza, Fourth Floor, Stamford, CT 06902. Capitalized terms that are used but not defined herein shall have the meaning given to them in the Agreement.

WITNESSETH

WHEREAS, the parties desire to amend the Agreement to provide that USCF consents to the licensing by SHIX of the SummerHaven Copper Index and the service mark SCI to Tidal Investments LLC or one of its related entities in connection with the USCF Daily Target 2X Copper Index ETF (the “ETF”);

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.	Section 1(b) of the Agreement is revised to read as follows: “SHIX reserves all rights with respect to each Index and the Service Marks except those expressly licensed to USCF hereunder; however, SHIX shall not grant any license permitting the use of the Service Marks or any Index for an exchange-traded fund on any U.S. or foreign securities exchange by any party other than USCF or the Fund (x) for as long as this Agreement remains in effect, and (y) for three (3) months following the termination of this Agreement but only if a termination has occurred by SHIX under Section 3(a) or Sections 3(g)(i), 3(g)(ii) or 3(g)(iv) hereto or by USCF under Section 3(a) hereto. Notwithstanding the foregoing or anything else in this Agreement to the contrary, and without otherwise impacting the exclusivity of the foregoing license, USCF acknowledges and agrees that SHIX may grant a non-transferable, non-exclusive license to Tidal Investments LLC or one of its related entities permitting the limited use of the SummerHaven Copper Index and the Service Mark SCI solely in connection with the ETF as set forth in the Services and Licensing Agreement effective as of January 17, 2025 by and between SHIX and Tidal Investments LLC.”

2.	All other terms and conditions of the Agreement shall remain in full force and effect and the Agreement shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

3.	This Amendment shall be governed by and construed solely and exclusively in accordance with the laws of the State of New York, without reference to its conflicts of law principles.

4.	This Amendment may be executed and delivered by facsimile or electronic mail and may be executed in two or more counterparts, each of which shall be deemed an original and all such counterparts taken together shall be deemed to constitute one and the same agreement.

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{Signature Page Follows}

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives.

UNITED STATES COMMODITY FUNDS LLC

By:	/s/ John P. Love
Name:	John P. Love
Title:	Chief Executive Officer
Date:	April 28, 2025

SUMMERHAVEN INDEX MANAGEMENT, LLC

By:	/s/ Kurt J. Nelson
Name:	Kurt J. Nelson
Title:	Partner
Date:	April 28, 2025

SUMMERHAVEN INVESTMENT MANAGEMENT, LLC

By:	/s/ Kurt J. Nelson
Name:	Kurt J. Nelson
Title:	Partner
Date:	April 28, 2025